UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FBL Financial Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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APPROVE FBL FINANCIAL GROUP’S TRANSACTION FOR $56.00/SHARE IN CASH

VOTE “FOR” THE TRANSACTION ON THE WHITE PROXY CARD TODAY

April 1, 2021

Dear Fellow Shareholder,

On April 29, 2021, FBL Financial Group will hold a Special Meeting of Shareholders to vote on the proposed sale of FBL Financial Group to Farm Bureau Property & Casualty Insurance Company (“FBPCIC”) for $56.00 per share in cash.

The Special Committee of the Board of Directors has a singular focus on maximizing value for FBL Financial Group’s unaffiliated shareholders, and we are confident: This is the right transaction, at the right price, at the right time.

The transaction requires approval from a majority of all outstanding shares of FBL Financial Group common stock not owned by FBPCIC and its affiliates, Iowa Farm Bureau Federation (“IFBF”) and its affiliates, or their respective directors and officers. Your vote FOR the transaction is critical to securing your $56.00 per share – a compelling valuation and opportunity to realize immediate and certain value.

How to Vote FOR the Merger Proposal and Secure Your Cash Value:

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While a dissident, Capital Returns Management, LLC (“CRM”), may try to convince you otherwise, this is a compelling transaction that the Special Committee carefully reviewed and vigorously negotiated over several months in order to provide you with a significant premium as well as certain and immediate value.

✓	Significant Premium and Certain, Immediate Value: $56/Share in Cash

The $56.00 per share transaction value represents a substantial, 50%+ premium to FBL Financial Group’s unaffected stock price. The $56.00 per share value also compares favorably to relevant trading and non-controlled company[1] transaction multiples, and is at the high end of a full, policy-by-policy independent actuarial appraisal of FBL Financial Group. There is no doubt in our mind that $56.00 per share is a compelling offer for your FBL Financial Group shares.

✓	Rigorous, Public Process; No Path for an Alternative Buyer

The Special Committee conducted an in-depth three-month process including multiple rounds of rigorous negotiation with FBPCIC, which ultimately secured a 19% increase in FBPCIC’s initial offer price. The Special Committee maintained its right to review offers from other parties. No alternative potential acquirers have come forward, and 60% majority holder IFBF indicated that it has no interest in selling its position in FBL Financial Group or voting in favor of a competing offer.

✓	Secures Compelling, Premium Value Compared to Standalone Value Creation Potential

The Special Committee evaluated the offer as compared to FBL Financial Group’s standalone prospects based on management’s projections for 2021 and beyond. In addition to the ongoing impact of the COVID-19 pandemic on the business, management expects future results to be pressured by several headwinds, including a challenging low-interest rate environment and annuity account withdrawals. These factors were key elements in the Special Committee’s recommendation to approve the $56.00 per share transaction.

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YOUR VOTE IS IMPORTANT! SECURE YOUR CASH VALUE AND VOTE FOR THE PROPOSAL ON THE WHITE PROXY CARD TODAY!

Your vote is important, as a failure to vote will have the same effect as a vote against the transaction. No matter how many shares you own, we urge you to sign and return the enclosed WHITE proxy card and vote FOR the proposal to approve the transaction and secure your certain, immediate and compelling value of $56.00 per share in cash. You should discard any gold proxy cards you may receive from CRM. If you have already cast your vote on another proxy card, you have every right to revoke your prior vote by simply using the WHITE proxy card to vote again, as only your latest-dated proxy will count. Please vote your WHITE proxy card today, either by Internet, phone or mail. If you have questions about how to vote your shares, please immediately contact Okapi Partners, our proxy solicitor, at (877) 629-6357 or at info@okapipartners.com.

Sincerely,

The Special Committee of the
FBL Financial Group Board of Directors

If you have questions about how to vote your shares, please contact our proxy solicitor

Phone: (877) 629-6357

Email: info@okapipartners.com

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Forward-Looking Statements
Some of the statements in this letter are forward-looking statements (or forward-looking information). When we use words such as “anticipate,” “intend,” “plan,” “seek,” “believe,” “may,” “could,” “will,” “should,” “would,” “could,” “estimate,” “continue,” “predict,” “potential,” “project,” “expect,” or similar expressions, we do so to identify forward-looking statements. Forward-looking statements are based on current expectations that involve assumptions that are difficult or impossible to predict accurately and many of which are beyond our control, including general economic and market conditions, industry conditions, operational and other factors. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to obtain the requisite shareholder approval for the proposed transaction or the failure to satisfy other conditions to completion of the proposed transaction; the risk that shareholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; risks that the proposed transaction disrupts current plans and operations; the ability to recognize the benefits of the transaction; the amount of the costs, fees, and expenses and charges related to the transaction; change in interest rates; changes in laws and regulations; differences between actual claims experience and underwriting assumptions; relationships with Farm Bureau organizations; the ability to attract and retain sales agents; adverse results from litigation; the impact of the COVID-19 pandemic and any future pandemics and the impact and results of the contested solicitation by Capital Returns Management, LLC. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected, is contained in FBL Financial Group’s filings with the SEC, including FBL Financial Group’s Annual Report on Form 10-K and FBL Financial Group’s quarterly reports on Form 10-Q. The statements in this communication speak only as of the date of this communication and we undertake no obligation or intention to update or revise any forward-looking statement, whether as a result of new information, changes in assumptions, future developments or otherwise, except as may be required by law.

Additional Information and Where to Find It

In connection with the proposed transaction, FBL Financial Group has filed with the SEC a definitive proxy statement on Schedule 14A and a Schedule 13e-3 Transaction Statement, and may file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the definitive proxy statement or any other document that FBL Financial Group may file with the SEC. INVESTORS IN, AND SECURITY HOLDERS OF, FBL FINANCIAL GROUP ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the definitive proxy statement and accompanying WHITE proxy card (when available), any amendments or supplements to the proxy statement and other documents filed with the SEC by FBL Financial Group through the web site maintained by the SEC at www.sec.gov or by contacting the individuals listed below.

End Notes

1 No suitable controlled company transaction comparables were identified. Valuation is in line with or better than most comparable transactions, despite being a controlled company.

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